FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ELECTS MAURA J. CLARK
TO ITS BOARD OF DIRECTORS
---------------------------------------------------------------------------------------------------------------------

          New York, New York (August 11, 2005) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced that it has elected Maura J. Clark to its Board of Directors on August 9, 2005. Ms. Clark will also serve as a member of the Audit and Nominating Committees. The Company also announced that on August 9, 2005, George Dooley, age 72, retired as a member of the Board to focus his full attention on personal philanthropic activities.

          Ms. Clark is currently the Senior Vice President, Strategy and Mergers and Acquisitions of Direct Energy, an energy and energy services provider in North America, which is part of United Kingdom-based Centrica plc. Ms. Clark has more than 20 years of experience in mergers and acquisitions and financial roles in a variety of industries. Her career highlights include Managing Director at Goldman Sachs & Co., Executive Vice President, Corporate Development and Chief Financial Officer for Clark Refining & Marketing, Inc., an oil refining company and Vice President, Finance for North American Life Assurance Co. Ms. Clark is a chartered accountant and is a graduate of Queen's University.

          "We are delighted to add Maura to Elizabeth Arden's Board of Directors", commented E. Scott Beattie, Chairman and Chief Executive Officer of Elizabeth Arden, Inc. "Her extensive financial and operating experience will be a tremendous asset to our Company and its shareholders, and we look forward to Maura bringing a unique and experienced perspective to our Board. As a member of the Audit Committee, she will be a great addition to an already strong team. We thank George for all of his efforts and the contributions he has made over the past several years."

Elizabeth Arden is a global prestige beauty products company. The Company's portfolio of brands includes the fragrance brands Elizabeth Arden's Red Door, Red Door Revealed, Elizabeth Arden 5th Avenue, Elizabeth Arden green tea, ardenbeauty and Elizabeth Arden Provocative Woman, Elizabeth Taylor's White Diamonds, Passion and Forever Elizabeth, Britney Spears' Curious, White Shoulders, Geoffrey Beene's Grey Flannel, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings; the Elizabeth Arden skin care lines, including Ceramide and Eight Hour Cream; PREVAGE™ and the Elizabeth Arden color cosmetics line.

Company Contact:	Marcey Becker, Senior Vice President, Finance
(203) 462-5809

Investor/Press Contact:	Cara O'Brien/Melissa Merrill
Financial Dynamics
(212) 850-5000

In connection with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, key factors set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, that have a direct bearing on our results of operations. We caution that those factors could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

###